Exhibit 4.98
ADDENDUM NO. 1
TO
THE MEMORANDUM OF AGREEMENT
DATED 30TH APRIL 2015 (THE "MOA")
AND MADE BETWEEN
OLYMPIAN POSEIDON OWNERS INC. OF MAJURO, MARSHALL ISLANDS (THE
"SELLERS") AND DRYSHIPS INC. (THE "SELLERS' GUARANTOR")
AND
TMS TANKERS LTD. OF MAJURO, MARSHALL ISLANDS OR OTS NOMINEE ("TMS TANKERS")
IN CONNECTION WITH THE SALE OF M.V. BELMAR, MALTA FLAG
(THE "VESSEL")
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IT HAS BEEN MUTUALLY AGREED AND CONFIRMED BETWEEN THE SELLERS AND THE BUYERS THAT
I)	TMS TANKERS HEREBY NOMINATES CAMILLE OWNING COMPANY LIMITED OF MARSHALL ISLANDS AS THE ULTIMATE BUYERS OF THE VESSEL (THE "BUYERS") AND THE BUYERS ACCEPT SUCH NOMINATION FOR ALL INTENTS AND PURPOSES AND TAKE FULL RESPONSIBILITY TO PERFORM THEIR OBLIGATIONS UNDER THE MOA.
THE SELLERS AND SELLERS' GUARANTOR ACCEPT THE NOMINATION OF THE BUYERS UNDER THE MOA AND AGREE TO THE DUE PERFORMANCE OF ALL SELLERS' OBLIGATIONS TOWARDS THE BUYERS IN LIEU OF TMS TANKERS.
II)	BUYERS SHALL RETAIN THE PRESENT MANAGERS AS MANAGERS OF THE VESSEL AND SHALL MAINTAIN THE PRESENT CREW ON BOARD THE VESSEL.
III)	IN EXCHANGE FOR PAYMENT OF THE PURCHASE PRICE THE SELLERS SHALL PROVIDE TO THE BUYERS THE FOLLOWING DOCUMENTS/CERTIFICATES, IN ENGLISH OR ACCOMPANIED BY AN OFFICIAL ENGLISH TRANSLATION:
(A)	BILL OF SALE (MALTESE FORM) IN 2 (TWO) ORIGINALS, DULY EXECUTED, NOTARIALLY ATTESTED AND LEGALISED BY APOSTILLE. ONE ORIGINAL OF BILL OF SALE WILL BE DELIVERED TO BUYERS IN MALTA.
(B)	TWO (2) ORIGINALS OF COMMERCIAL INVOICES DULY SIGNED BY THE SELLERS STATING THE MAIN PARTICULARS OF THE VESSEL AND THE PURCHASE PRICE OF THE VESSEL.
(C)	ORIGINAL RESOLUTIONS OF THE SOLE DIRECTOR OF THE SELLERS APPROVING THE SALE OF THE VESSEL TO THE BUYERS AND AUTHORISING THE ISSUANCE OF A POWER OF ATTORNEY (ITEM (D) BELOW) AND THE

EXECUTION OF THE RELEVANT DELIVERY DOCUMENTS, SAID DOCUMENT TO BE NOTARIALLY ATTESTED AND LEGALIZED BY APOSTILLE.
(D)	ORIGINAL POWER OF ATTORNEY ISSUED PURSUANT TO THE ABOVE ITEM (C) RELATING TO AUTHORIZING PESONS TO EXECUTE SELLERS' DELIVERY DOCUMENTS, ATTEND DOCUMENTARY CLOSING AND EFFECT LEGAL AND PHYSICAL DELIVERY OF THE VESSEL, SAID DOCUMENT TO BE NOTARIALLY ATTESTED AND LEGALIZED BY APOSTILLE.
(E)	PROTOCOL OF DELIVERY AND ACCEPTANCE TO BE SIGNED BY SELLERS' AND BUYERS' AUTHORISED ATTORNEYS-IN-FACT UPON RECEIPT OF THE FULL PURCHASE PRICE BY SELLERS.
(F)	ORIGINAL OR COPY OF WRITTEN STATEMENT OF REMAINING BUNKERS AND UNUSED LUBRICATING OILS AS ON BOARD ON DELIVERY.
(G)	ORIGINAL OR COPY OF TRANSCRIPT OF REGISTER TO BE ISSUED BY THE MALTESE AUTHORITIES CONFIRMING THAT THE VESSEL IS FREE FROM REGISTERED ENCUMBRANCES.
(H)	ORIGINAL OF NON-BLACKLISTING WRITTEN STATEMENT FROM THE SELLERS THAT TO THE BEST OF SELLERS' KNOWLEDGE THE VESSEL AT THE TIME OF DELIVERY IS NOT BLACKLISTED BY THE ARAB LEAGUE IN DAMASCUS.
(I)	COPY OF CERTIFICATE ISSUED BY THE VESSEL'S CLASSIFICATION SOCIETY STATING THAT THE VESSEL'S CLASS IS MAINTAINED AT THE PRESENT.
IV)	THE BUYERS SHALL AT THE TIME AND PLACE OF CLOSING, PRESENT TO THE SELLERS THE FOLLOWING DOCUMENTS:
(i)	ORIGINAL RESOLUTIONS OF THE SOLE OF DIRECTOR OF THE BUYER, IN ENGLISH LANGUAGE, APPROVING THE PURCHASE OF THE VESSEL FROM THE SELLERS, PAYMENT OF THE PURCHASE PRICE, RELEASE OF THE PURCHASE PRICE, RECEIPT OF DELIVERY AND APPOINTING ATTORNEY(S)-IN-FACT OF THE BUYERS WITH AUTHORISATION TO EXECUTE ON BUYERS' BEHALF ANY AND ALL DOCUMENTS FOR THE DELIVERY OF THE VESSEL, SAID DOCUMENT TO BE NOTARIALLY ATTESTED AND LEGALIZED BY APOSTILLE.
(ii)	ORIGINAL OF POWER OF ATTORNEY, IN ENGLISH LANGUAGE, EXECUTED BY THE BUYERS IN FAVOUR OF PERSONS TAKING PHYSICAL AND

DOCUMENTARY DELIVERY OF THE VESSEL AND IN GENERAL PERFORMING ALL ACTS IN CONNECTION WITH THE VESSEL'S PURCHASE, SAID DOCUMENT TO BE NOTARIALLY ATTESTED AND LEGALIZED BY APOSTILLE.
(iii)	CERTIFIED TRUE COPY OF CERTIFICATE OF INCORPORATION OF THE BUYERS.
ALL OTHER TERMS AND CONDITIONS OF THE MOA AND ANY ADDENDUM THERETO TO REMAIN UNALTERED AND IN FULL FORCE.
This 30th day of June 2015
FOR THE SELLERS	FOR THE BUYERS

/s/ Elpiniki Fotiou	/s/ Dr. Adriano Cefai
OLYMPIAN POSEIDON OWNERS INC. Name: Elpiniki Fotiou Title: Attorney-in-fact	CAMILLE OWNING COMPANY LIMITED Name: Dr. Adriano Cefai Title: Director of Mare Services Limited, Sole Director

FOR THR SELLERS' GUARANTOR	FOR TMS TANKERS

/s/ Elpiniki Fotiou	/s/ Dr. Adriano Cefai
DRYSHIPS INC. Name: Elpiniki Fotiou Title: Senior Vice President, Head of Accounting and Reporting	TMS TANKERS LTD. Name: Dr. Adriano Cefai Title: Director of Mare Services Limited, Sole Director